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                                                                    EXHIBIT 23.1

                         [DELOITTE & TOUCHE LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-82617 of Venture Holdings Company LLC (formerly Venture Holdings Trust) of our report dated March 30, 1999, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

October 21, 1999